THIS AGREEMENT made this 1st day of January, 2000.



BETWEEN:	CAREY HOLDINGS LTD.
		#600 - 3795 Carey Road
		Victoria, British Columbia
		V8Z 6T8

	(hereinafter called the "Landlord")

		OF THE FIRST PART


AND:	LANDSTAR, INC.
	600-3795 Carey Road
	Victoria, British Columbia
	V8Z 6T8

	(hereinafter called the "Tenant")

		OF THE SECOND PART



1.  	LEASED PREMISES

		The  Landlord  does   demise  and  lease  to
the  Tenant  the  premises hereinafter described (the "Leased
Premises") situate in the building (the "Building") having a municipal address of

		3795 Carey Road
		in the city of Victoria,
		Province of British Columbia


	(the Leased Premises, the Building, together with the lands described in Schedule "A" attached hereto and present and future improvements, additions and changes thereto being herein called the "Property"), the Leased Premises situated on the 6th Floor and consisting of approximately 2,671.3 square feet of usable area as outlined in red on the Explanatory Leasehold Plan marked Schedule "B" attached and a proportionate share common area allocation of 659.1 square feet, for a total gross rentable area on the 6th floor of 3330.4 square feet. Square footage calculations and subsequent adjustments thereto are to be in accordance with the Building Owners and Managers Association (B.O.M.A.) standard measurement procedures.

2.     TERM

	(a)	Term

		TO HAVE AND TO HOLD the Leased Premises for and during the term of five years (the "Term") commencing the 1st day of January 2000 and terminating the 31st day of December 2004.

	(b)	Overholding

		If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at a rate equivalent to one hundred fifty percent (150%) of the "Basic Rent" (as hereinafter defined), payable monthly in advance plus "Additional Rent" (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except any agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such monthly Rent.


3.     RENT

	(a)	Basic Rent

		The Tenant shall, without deduction or right of offset, pay to the Landlord annually, adjusted proportionally for partial years during the Term as rental (herein called "Basic Rent") the sum of lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments according to the following schedule and commencing the1st day of January, 2000.

Year 1 -5	$15.00 P.S.F.	$49,956.00 P.A.	$4,163.00 P.M.



		Annual Basic Rent shall be determined by multiplying the above-referenced rates by the gross rentable area as determined by an Explanatory Plan prepared by a certified B.C. Land Surveyor.

	(b)	Additional Rent

		The Tenant shall, without deduction or
right of offset, pay to the Landlord yearly and every year during the Term as additional rental (herein called
"Additional Rent");

(i) the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C" attached hereto; and

(ii) the amounts required to be paid to the Landlord pursuant to the provisions of Schedule "D" attached hereto.

	(c)	Payment of Additional Rent

		Except as otherwise expressly provided herein,
Additional Rent shall be paid and adjusted with reference to a fiscalperiod of twelve (12) calendar months
("Fiscal Period"),
which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant. Payment of Additional Rent shall commence January 1, 2000.

		The Landlord shall advise the Tenant in
writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period
(or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period) which commenced upon the commencement dateof the Term and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord's estimate as aforesaid, except as otherwise expressly provided herein. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. Within ninety (90) days after the end of each such Fiscal Period or broken portion thereof, the Landlord shall submit to the Tenant a statement of the actual Additional
Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period. Within one year after the submission of any such statement, the Tenant (through its authorized representatives and accountants)may, at any reasonable time after five (5) days' prior written notice to the Landlord, examine all the Landlord's books and records for the Property, which books and records shall be kept in British Columbia, and the Landlord shall keep complete and accurate books and records in respect of all incomings and outgoings.

		Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

	That part of Additional Rent to be paid pursuant to clause 3(b)(i) above shall be estimated as aforesaid and for leases commencing prior to June 30th, the estimate of the tax for the current calendar year shall be paid by equal monthly payment from the date of commencement through June 30th of the same year. For leases commencing after June 30th, the tax for the current calendar year shall be due and payable upon occupancy. Commencing on occupancy and thereafter on July 1st in each year hereof, the forthcoming year's tax shall be estimated as aforesaid and shall be paid by equal monthlyinstallments such that by June 1st of each subsequent year the estimate of the then current calendar year's tax shall have been deposited with the Landlord. Differences between actual tax and the estimate thereof shall be notified and shall be payable or refundable within 30 days of such notification. The Landlord covenants to deliver to the Tenant forthwith upon receipt of notification of any taxes, a statement of the Tenant's proportionate share thereof and a statement of account showing the amount paid pursuant thereto by the Tenant and the balance due and payable.

	(d)	Accrual of Rent

		Rent shall be considered as accruing from day to day, and Rent for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the Tenancy created hereby commences and expires. Where the calculation of Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord. If the Term commences or expires on any day other than the first or the last day of a month, Rent for such fraction of a month shall be apportioned and adjusted asaforesaid and paid by the Tenant on the commencement date of the Term.

	(e)	Recovery of Rent

		Rent and any other amounts required to be paid by the Tenant to the Landlord under this Lease shall be deemed to be and be treated as rent and payable and recoverable as rent, and the Landlord shall have all rights against the Tenant for default in any payment of rent and other amounts as in the case of arrears in rent.

	(f)	Limitations

		The information set out in statements,
documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice to the Landlord within one (1) year of the Landlord's submission of such statement, document, or writing identifying the statement, document, or writing and setting out in reasonable detail the reason why such statement, document or writing should not be binding on the Tenant. In such case, the Landlord and Tenant will cause their accountants to use their best efforts to resolve any dispute expeditiously and equitably.


4.  	DEPOSIT

	The Tenant has delivered a certified cheque in the amount of NIL Dollars payable to CAREY HOLDINGS LTD.
for deposit. Such deposit monies shall be applied to the Basic Rent and Additional Rent for the first two (2) months of the term of the Lease.


5.	GENERAL  COVENANTS

	(a)	Landlord's Covenant

		The Landlord covenants with the Tenant:

	(i)	that the Tenant, paying the Rent hereby reserved,
and performing its covenants herein contained, shall and may peaceably possess and enjoy the Leased Premises for the Term, without any interruption or disturbance from the Landlord except as provided herein, or any other person or persons lawfully claiming, by, through or under it, and

	(ii)	to observe and perform all the covenants and
obligations of the Landlord herein.

	(b)	Tenant's Covenant

		The Tenant covenants with the Landlord:

	(i)	to pay Rent; and

	(ii)	to observe and perform all the covenants and
obligations of the  Tenant herein.

6.	USE AND OCCUPANCY

	The Tenant covenants with the Landlord:

	(a)	Use

		Not to use the Leased Premises for any purpose other than the conduct of the Tenant's business which is, without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

	(b)	Waste, Nuisance, etc.

		Not to commit, or permit, any waste, injury or damage to the Property including the Leasehold Improvements and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably, any nuisance therein or any use or manner of use causing annoyance to the Landlord.

	(c)	Insurance Risks

		Not to do, omit or permit to be done or
omitted to be done upon the Property anything which would cause to be increased the Landlord's cost of insurance against perils as to which the Landlord has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

	(d)	Compliance with Law

		To comply  at  its  own expense  with
all governmental laws, regulations and requirements pertaining to the occupation and use by the Tenant of the Leased Premises, the condition of the Leasehold
Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein, except for structural repairs or up-grading or other matters for which the Landlord is responsible hereunder;

	(e)	Rules and Regulations

		To observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

7.	ASSIGNMENT AND SUB-LETTING

	(a)	Assignment or Sub-Letting Procedures

		The Tenant shall not assign this Lease or sub-let the whole or any part of the Leased
Premises unless:

	(i)	the Tenant shall have received or procured
a bona fide written offer to take an assignment or sub-lease which is not inconsistent with this Lease, and the acceptance of which would not breach any provision of this Lease if this paragraph is complied with and which the Tenant has determined to accept subject to this paragraph being complied with, and

	(ii)	the Tenant shall have first requested
and obtained the consent in writing of the Landlord thereto, which consent the Landlord will not unreasonably withhold or delay.

		Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed assignee or sub-tenant.

	(b)	Assumption of Obligations

		No assignment shall be effective unless the assignee shall execute an agreement in favour of the Landlord, assuming all the obligations of the Tenant hereunder from and after the effective date of the assignment and shall pay to the Landlord its reasonable fee for processing the assignment.

	(c)	Tenant's Continuing Obligations

		The Tenant agrees that any consent to an assignment or sub-letting of his Lease or Leased Premises, shall not thereby release the Tenant of its obligations hereunder.


8.	REPAIR & DAMAGE

	(a)	Landlord's Repairs to Building & Property

		The Landlord covenants with the Tenant to keep in a reasonable state of repair, maintenance and decoration, consistent with the standards of a first class office building, reasonable wear and tear excepted:

(i)	those portions of the Property consisting of
stairways, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Landlord and the Landlord, and the exterior portions (including, without limitation, foundations, exterior walls and roofs) of all buildings and structures from time to time forming part of the Property;

(ii) the Building (other than the Leased Premises) including the systems for interior climate control, the elevators and stairways from time to time provided for use in common by the Tenant and the Landlord and the systems provided for use in common by the Tenant and the Landlord and the systems provided for bringing utilities to the Leased Premises including without limitation, Heating, Ventilating, and Air Conditioning Systems.

(b)	Landlord's Repairs to Leased Premises

		The Landlord covenants with the Tenant to repair, as expeditiously as reasonably feasible, defects in structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises (if and to the extent that such defects are sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease) and "Insured Damage" (as herein defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or to make repairs to wear and tear within the Leased Premises.

	(c)	Tenant's Repairs

		The Tenant covenants with the Landlord to repair, maintain and keep at the Tenant's own cost except insofar as the obligationto repair rests upon the Landlord pursuant to this paragraph, the Leased Premises, including Leasehold Improvements in good and substantial repair, reasonable wear and tear excepted, provided that this obligation shall not extend to structural elements or to repairs which the Landlord would be required to make under this paragraph but for the exclusion therefrom of defects not sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease. The Landlord may enter the Leased Premises at all reasonable times on notice to the Tenant and view the condition thereof and the Tenant covenants with the
Landlord to repair, maintain and keep the Leased Premises
in good and substantial repair according to notice in
writing, reasonable wear and tear excepted.  If the
Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to
the Landlord on demand.   The Tenant covenants with the
Landlord that the Tenant will at the expiration of the term or sooner termination thereof peaceably surrender the Leased Premises and appurtenances in good and substantial repair and conditions, reasonable wear and tear excepted, except that within 10 days after such expiration or sooner determination the Tenant may remove from the Leased Premises anything in the nature of trade or Tenant's fixtures and Tenant's equipment and furnishings providedthat the Tenant, at its cost, forthwith restores the premises to the condition existing prior to the installation thereof.

	(d)	Indemnification

		If any part of the Property becomes out of repair, damaged or destroyed through the negligence of, or misuse by, the Tenant or its employees, agents, or others under its control, the Tenant shall pay the Landlord on demand the expense of repairs or replacements, including the Landlord's reasonable administration charge thereof, necessitated by such negligence or misuse.

	(e)	Damage and Destruction

		It is agreed between the Landlord and the Tenant that:

(i)	in the event of damage to the Property or to any
part thereof, if the damage is such that the Leased
Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purpose of its business for any period of time in excess of ten (10) days, then

(1)	unless the damage was caused by the fault or
negligence of the Tenant or its employees, agents, invitees or others under its control from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

(2) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs (a), (b), and (c) of this paragraph) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence;

(ii) if the Leased Premises are substantially damaged or destroyed by any cause and if in the reasonable opinion of an independent architect or engineer appointed by the Landlord given in writing within thirty (30) days of the occurrence, the damage cannot reasonably be repaired within one hundred and twenty (120) days after the occurrence thereof, then the Lease shall terminate, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in subparagraphs (a), (b), and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition and Rent shall be apportioned and paid to the date of the occurrence;

(iii) if premises whether or not of the Tenant comprising in the aggregate half or more of the total number of square feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by an independent architect or engineer appointed by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of an independent architect or engineer appointed by the Landlord the damage cannot reasonably be repaired within one hundred and twenty (120) days after the occurrence thereof, then either the Landlord or the Tenant may, by written notice to the other given within sixty (60) days after the occurrence of such damage or destruction, terminate this Lease in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a), (b) and (c) of this paragraph, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition, but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up, (but subject to any abatement to which the Tenant may be entitled under sub-paragraph (e)(i) of this paragraph); and

(iv) the Landlord will cause any independent architect or engineer appointed hereunder to deliver a true copy of the certificate to the Tenant which the Landlord will use his best efforts to obtain forthwith upon receipt of said certificate.

9.     	INSURANCE AND LIABILITY

	(a)	Landlord's Insurance

 		The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the "Leasehold Improvements" (as hereinafter defined) in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and to amounts and on terms and conditions including, without limitation, deductibles which from time to time are insurable at a reasonable premium and which are normally insured by prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by arm's-length and reputable insurance advisors selected by the Landlord, and whose opinion shall be conclusive, and, with respect to all-risk insurance shall be to full replacement value (excluding foundations).
Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils and may include at the option of the Landlord losses suffered by the Landlord in its capacity as Landlord through business interruption; provided that the cost of such business interruption insurance and of loss of rental insurance will not be included in Operating Costs.

	(b)	Tenant's Insurance

	The Tenant shall take out and keep in force during the Term:

(i)	comprehensive general public liability insurance
covering personal and bodily injury, death and property damage on all occurrence basis with respect to all construction, installation and alterations done in the premises by the Tenant, the business carried on in or from the Leased Premises, the Tenant's use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Two Million Dollars ($2,000,000) or such other amount as the Landlord may reasonably require upon not less than one (1) months' notice at any time during the Term, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured.

(ii)	Tenant's all risk legal liability insurance in an
amount not less than the replacement cost of the Leased Premises;

(iii)	insurance in respect of fire and such other
perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant's leasehold improvements, trade fixtures, and the furniture and equipment to their full insurable value;

(iv)	plate glass insurance, for the benefit of the
Landlord and all mortgagees of the Landlord (the "Mortgagee") and the Tenant, covering all plate glass in the Leased Premises, including all thermopane glass and plate glass windows and doors, in an amount equal to the full insurable value thereof.

	All insurance shall be effected with insurers and brokers and upon terms and conditions satisfactory to the Landlord. The Tenant shall furnish to the Landlord, upon occupancy of the premises and upon an annual policy renewal basis thereafter for each year the Lease is in effect, certificates or other evidences acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's leasehold improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under sub-paragraph (b). If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are unacceptable to the Landlord (or no such evidences are submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within five
(5) days provide appropriate evidence of compliance with this sub-paragraph, the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord to the Landlord on demand.

	All policies of insurance shall contain a waiver of subrogation clause in favour of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice thereof.

	In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

(c)	Limitation of Landlord's Liability

		The Tenant agrees that the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belongingto the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual willful misconduct or negligence of the Landlord or its own employees, agents or contractors. In no event shall the Landlord be liable for any consequential damage which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads.

	(d)	Indemnity of Landlord

		Except with respect to claims or liabilities
in respect of any damage which is Insured Damage  to
the   extent   of the  cost of repairing  such
Insured Damage the Tenant agrees to indemnify and save harmless the Landlord in respect of:

(i)	all claims for bodily injury or death, property
damage or other loss or damage arising from the willful conduct of any work or any negligent act or omission of the Tenant or any assignee, sub-tenant, agent, employee, or contractor of the Tenant, and in respect of all reasonable costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, but excluding any such costs in respect of which the Landlord is
re-imbursed from insurance proceeds;   and

(ii) any reasonable loss, cost, (including, without limitation, reasonable lawyer's fees and disbursements) expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

	(e)	Definition of "Insured Damage"

		For purposes of this Lease, "Insured Damage" means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than a deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph (a). Where an applicable policy of insurance contains an exclusion for damages recoverable from a third party, claims as to which the exclusion applies shall be considered to constitute Insured Damage only if the Landlord successfully recovers from the third party.


10.     EVENTS OF DEFAULT AND REMEDIES

	(a)	In the event of the happening of any one of
following events:

(i)	the Tenant shall have failed to pay an installment
of Basic Rent or of Additional Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than ten (10) days after receipt of written notice from the Landlord that such installment or amount was due;

(ii)	there shall be a default of or with any condition,
covenant, agreement or
other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than a condition, covenant, agreement or other obligation to pay Basic Rent, Additional Rent or any other amount of money) and such default shall be continuing for a period of more than fifteen
(15) days after written notice by the Landlord to the Tenant specifying the default and requiring that it discontinue;

(iii) if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

(iv)	the Leased Premises shall, without the prior written
consent of the Landlord, be used by any other persons than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

(v)	the Leased Premises shall be vacated or abandoned,
or remain unoccupied without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed, for fifteen (15) consecutive days or more while capable of being occupied;

(vi)	the balance of the Term of this Lease or any of
the goods and chattels of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

(vii) the Tenant shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant;

	The Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

(A)	to remedy or attempt to remedy any default of the
Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

(B) 	with respect to unpaid overdue Rent, to the
payment by the Tenant of the Rent and of interest
(which said interest shall be deemed included herein in the term "Rent") thereon at a rate equal to the lesser of two percent (2%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord's principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

(C)	to terminate this Lease forthwith by delivering
to the Tenant at the address prescribed in paragraph
18 dealing with notices, notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased
Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding; and,

(D)	to enter the Leased Premises as agent of the Tenant
and as such agent to re-let them and to receive the rent therefore and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days' written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

(b)	Payment of Rent, etc. on Termination

		Upon the giving by the Landlord of a notice in writing terminating =the Lease under sub-paragraph
(a)(C) of this paragraph, this Lease and the term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, in one lump sum as liquidated damages and not a penalty the aggregate of Basic Rent and Additional Rent (as estimated by the Landlord acting reasonably) for a period of six months being the estimated time required for re-leasing the Leased Premises or, if less than one year remains of the Term, the aggregate of Basic Rent and Additional Rent
(as estimated by the Landlord acting reasonably) for the unexpired portion of the Term. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

		The Tenant shall pay to the Landlord on demand all reasonable costs and expenses, including reasonable lawyers' fees, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.


11.	Subordination and Attornment

		This Lease and all rights of the Tenant hereunder are subject and subordinate to all underlying leases and charges or mortgages now or hereafter existing (including charges and mortgages by way of debenture, note, bond, deeds of trust and mortgage and all instruments supplemental thereto), which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof provided the lessor, chargee, mortgagee or trustee agrees to accept this Lease if not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee or trustee as a tenant upon all the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such lease, charge or mortgage an instrument of subordination or attornment, as the case may be, as may be required of it; provided that such lessor, chargee, mortgagee or trustee concurrently delivers to the Tenant an enforceable agreement, on terms reasonably satisfactory to the Tenant, providing that notwithstanding such subordination or attornment the Tenant will be entitled to quiet possession and enjoyment of the Leased Premises in accordance with the terms of this Lease as long as it is not in default hereunder.

12.	CERTIFICATES

		The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgment in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgment.

		The Landlord agrees that it shall promptly whenever requested by the Tenant from time to time execute and deliver to the Tenant, and if required by the Tenant, to any chargee or mortgagee (including any trustee) or other person designated by the Tenant an acknowledgment in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Tenant and Landlord, the existence of defaults, and any other matters pertaining to this Lease as to which the Tenant shall request an acknowledgment.


13.	INSPECTION OF AND ACCESS TO THE LEASED PREMISES

		The Landlord shall be permitted on notice to the Tenant to enter and to have its authorized agents, employees and contractors enter the
Leased Premises for the purpose of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the
Leased Premises required at law or requested by the Tenant, or to have access to utilities and services (including all ducts and access panels (if any), which the
Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby.
The Landlord and its
authorized agents and employees shall be permitted entry to the Leased Premises for the purpose of exhibiting them to prospective tenants. The Landlord in exercising its rights under this paragraph shall do so to the extent reasonably necessary so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises provided that in an emergency the Landlord or persons authorized by it may enter the Leased Premises without regard to minimizing interference.

		The landlord may close off all or part of the building for maintenance, repair, construction or reconstruction, and may change the location, arrangement or use of any part or parts of the common areas.
The landlord reserves the following additional rights:

1.	The right to change access doors or corridors;

2.	The right of access to the tenant's premises to
effect changes
to the project;

3.	The right of disruption; and

4.	The right to erect hoarding, scaffolding and other
temporary
structures.


14.	DELAY

		Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing including, without limitation, non-monetary defaults by the Tenant hereunder (other than the payment of moneys required to be paid by the Tenant to the Landlord or otherwise hereunder) by reason of:

(a)	strike or work stoppages;

(b)	being unable to obtain any material, service, utility
or labour required to
fulfill such obligation;

(c)	any statute, law or regulation of, or inability to
obtain any permission from
any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or

(d)   other unavoidable occurrence.

		The time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises.


15.	WAIVER

		If either the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

16.	SALE, DEMOLITION AND RENOVATION

		The term "Landlord" as used in this Lease, means only the owner for the time being of the Property, so that in the event of any sale or sales or transfer or transfers of the Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases, previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder, except for then existing defaults by the Landlord in observance or performance of its obligations hereunder. It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquirer, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquirer or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord's exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquirer or lessee, as the case may be, as Landlord under this Lease.

17.	LEASE ENTIRE AGREEMENT

		The Tenant acknowledges that there are no covenants, representations, warrantees, agreements or conditions express or implied, collateral or other- wise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this
Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.


18.	NOTICES

		Any notice, advice, document or writing
required or
contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at the said local office address of the
Landlord shown above, and if to the Tenant, either delivered personally to the
Tenant (or to an officer of the Tenant, if a corporation), or mailed by prepaid mail addressed to the Tenant at the Leased Premises, and if an address of the
Tenant is shown in the description of the Tenant above, to such address as well.
Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid upon the fifth day after being mailed. The Landlord may from time to time by notice in writing to the
Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the Landlord designate another address as the address to which such notices are to be mailed.

19.	INTERPRETATION

		In this Agreement, "herein", "hereof",
"hereby",
"hereunder", "hereto", "hereinafter", and similar expressions refer to this
Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.


20.	EXTENT OF LEASE OBLIGATIONS

		This Agreement and everything herein
contained shall endure
to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.


21.	USE AND OCCUPANCY PRIOR TO TERM

		If the Tenant shall for any reason use
or occupy the Leased
Premises in any way prior to the commencement of the Term without there being an existing lease between the Landlord and Tenant under which the Tenant has occupied the Leased Premises, then during such prior use or occupancy the
Tenant shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements in this Lease mutatis mutandis.

22.	GUARANTOR'S COVENANT

		The Guarantor (if any is party to this
Lease and if more
than one jointly and severally) for valuable consideration (receipt and sufficiency whereof are acknowledged) hereby covenants, promises and agrees with the Landlord that it will at all times pay or cause to be paid to the Landlord the rent hereby promised or reserved and other monies hereby promised or secured at the time or times respectively appointed therefor, and it will observe and perform or cause to be observed or performed all the covenants, terms, provisos, stipulations and conditions herein contained on the part of the Tenant to be observed and performed and that it will at all times indemnify, protect and save harmless the Landlord from all loss, costs and damage occasioned by the
Tenant or for which the Tenant is otherwise howsoever responsible to the Landlord in respect of this Lease. No indulgence shown by the Landlord in respect of any default by the Tenant which may arise under this Lease and no extension or extensions granted by the Landlord to the Tenant for payment of monies hereby secured or for the doing, observing and performing of any covenant, agreement, matter or thing herein contained to be done, observed or performed by the Tenant nor any dealings between the Landlord and the Tenant or any other person(s) shall in anywise modify, alter, vary or in anywise prejudice the Landlord or affect the liability of the Guarantor in anywise under this covenant which shall continue and be binding on the Guarantor as well after as before default and as well during as after expiry of this Lease until the said monies are fully paid and satisfied.

23.	SCHEDULES

		The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:


Schedule "A"	- 	Legal Description of Property
Schedule "B"	- 	Outline of Leased Premises
Schedule "C"	- 	Taxes Payable by Landlord and
				Tenant
Schedule "D"	- 	Services and Costs
Schedule "E"	- 	Rules and Regulations
Schedule "F"	- 	Leasehold Improvements
Schedule "G"	- 	Option to Renew

IN WITNESS WHEREOF the parties hereto have executed this Agreement.


The Corporate Seal of					)
CAREY HOLDINGS LTD.					)
was hereunto affixed in the presence of:		)
								)
	       /s/D. Elroy Fimrite			)	c/s
by Signature -----------------------------------)
								)
Title  Authorized Signatory and Director		)



The Corporate Seal of					)
LANDSTAR, INC.						)
was hereunto affixed in the presence of:		)	c/s
								)
	           /s/ Michael C. Pinch		)
by Signature -----------------------------------)
								)
Title  Authorized Signatory and Director		)

SCHEDULE "A"


TO A LEASE AGREEMENT BETWEEN


CAREY HOLDINGS LTD.



-and-


LANDSTAR, INC.




DATED the 1st day of January A.D., 2000.





Parcel Identifier   000-171-433
Lot A, Section 24, Victoria District Plan 32638







MUNICIPALLY DESCRIBED AS

3795 CAREY ROAD

VICTORIA, BRITISH COLUMBIA

SCHEDULE "C"

Taxes Payable by Landlord and Tenant


1.	TAXES

	Tenant's Taxes

	(a)	The Tenant covenants to pay all Tenant's
Taxes, as
and when the same become due and payable. Where any Tenant's
Taxes are payable by the Landlord to the relevant taxing authorities, the
Tenant covenants to pay the amount thereof to the taxing authority after receiving notice thereof from the Landlord and on or prior to the due date.

	(b)	The Tenant covenants to pay their proportionate
share
of the amount of the Landlord's Taxes in each Fiscal
Period to the Landlord in
equal monthly payments commencing January 1 each year as provided herein.

	(c)	The Tenant covenants to pay to the Landlord
their
proportionate share of the reasonable costs and expenses
(including legal and
other professional fees and interest and penalties on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes.


	Landlord's Taxes

	(d)	The Landlord covenants to pay all Landlord's
Taxes in a
timely manner subject to the payments on account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The
 Landlord may appeal
any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information reasonably required by the Landlord in connection with any such appeal.

	Separate Allocation

	(e)	In the event that the Landlord is unable to
obtain from
the taxing authorities any separate allocation of Landlord's
Taxes, Tenant's
Taxes or assessment as required by the Landlord to make calculations of
Additional Rent under this Lease, such allocation shall be made by the
Landlord acting reasonably until receipt of allocation from taxing authorities.

	Information

	(f)	Whenever requested by the Landlord, the
Tenant shall
deliver to it and furnish such other information in connection therewith as the Landlord may reasonably require.

	Tax Adjustment

	(g)	If the Building has not been taxed as a
completed and
fully occupied Building for any Fiscal Period, the Landlord's Taxes will be determined as the amount actually paid by the Landlord, as verified by the tax bills.

2.	DEFINITIONS

	In this Lease:

	(a)	"Landlord's Taxes" shall mean the aggregate
of all
Taxes attributable to the Property or the Landlord in respect thereof and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate, income, profit or excess profit taxes to the extent that such taxes are not levied in lieu of any of the foregoing against the Property or the
Landlord in respect thereof.

	(b)	"Taxes" shall mean all taxes, rates, duties,
levies, fees,
charges, local improvement rates, capital taxes, and assessments whatsoever including fees, rents and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, provincial, federal, parliamentary or other body, corporation, authority, agency or commission, provided that "Taxes" shall not include any special utility, levies, fees, charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property.

(i) "Goods and Services Tax" - Despite any other section or clause of this
Lease, the Tenant shall pay to the Landlord upon demand an amount equal to any and all Goods and Services Tax, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Goods and Services Tax at the full tax rate applicable from time to time in respect of the Rent payable for the lease of the Premises pursuant to this
Lease. The amount of the Goods and Services Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such
Goods and Services Tax apply and is payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

(c)	"Tenant's Taxes" shall mean the aggregate of:

(i)	all Taxes (whether imposed upon the Landlord or the
Tenant)
attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant or any of the
Property; and

(ii)	the amount by which taxes (whether imposed upon the
Landlord or the
Tenant) are increased above the Taxes which would have otherwise been payable as a result of the Leased Premises or the Tenant or any other occupant of the
Leased Premises being taxed or assessed in support of separate schools; and

5.	"Tenant's Proportionate Share" shall be determined
on the basis of
the percentage obtained from the calculation of the ratio which the floor area of the Leased Premises bears to the total rentable floor area of the
Building. The floor area of the Leased Premises shall be as set forth in
Schedule "B" hereto. All areas shall be calculated by the Landlord's land surveyor whose measurements shall be binding pursuant to the Building
Owners and Managers Association (B.O.M.A.) of
Vancouver, British
Columbia, standard measurement procedures.

SCHEDULE "D"

SERVICES AND COSTS


1.	The Landlord covenants with the Tenant:

	(a)	Interior Climate Control

		To maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards applicable to normal occupancy of premises for office purposes subject to governmental regulations during hours to be determined by the Landlord
(but to be at least the hours from 8:00 a.m. to 6:00 p.m.
from Monday to
Friday inclusive with the exception of holidays, Saturdays and Sundays), such conditions to be maintained by means of a system for heating and cooling, filtering and circulating air; the Landlord shall have no responsibility for any inadequacy of performance of the said system if the occupancy of the
Leased Premises or the electrical power or other energy consumed on the
Leased Premises for all purposes exceeds reasonable amounts as determined by the Landlord, or the Tenant installs partitions or other installations in locations which interfere with the proper operation of the system of interior climate control or if the window covering on exterior windows is not kept fully closed;

	(b)	Janitor Service

		To provide janitor and cleaning service to the common areas of the Building consisting of reasonable services in accordance with the standards of similar office buildings;

	(c)	Elevators, Stairways, Etc.

		To keep available the following facilities for use by the
Tenant and its employees and invitees in common with other persons entitled thereto;

(i)	passenger and freight elevator service to each floor
upon which the
Leased Premises are located provided that the Landlord may prescribe the hours during which and the procedures under which freight elevator service shall be available and may limit the number of elevators providing service outside normal business hours;

(ii)	common stairways giving access to the Building and
the Leased
Premises, including such other areas from time to time which may be provided by the Landlord for common use and enjoyment within the Property;

2.	ELECTRICITY

	(a)	the Landlord covenants with the Tenant to furnish
electricity to the Leased Premises (except Leased Premises which have separate meters or shall be charges prorate by square footage where area meters exist) for normal office us for lighting and for office equipment capable of operating from the circuits available to the Leased Premises and standard to the Building during hours to be determined by the Landlord (but to be at least the hours from 8:00 a.m. to 6:00 p.m. from Monday to Friday inclusive with the exception of holidays, Saturdays and Sundays) and during such other hours that the Tenant elects at its sole cost and expense subject to governmental regulations;

	(b)	The amount of electricity consumed on the
Leased Premises
in excess of electricity required by the Tenant for normal office use shall be as determined by the Landlord acting reasonably or by a metering device installed by the Tenant at the Tenant's expense. The Tenant shall pay the Landlord for any such excess electricity on demand.

3.		The Landlord shall maintain and keep in
repair the facilities
required for the provision of the interior climate control, elevator (if installed in the Building), and other services referred to in sub-paragraph
(a) and (c) of
paragraph 1 and sub-paragraph (a) of paragraph 2 of this
Schedule in accordance
with the standards of office buildings similar to the Building, but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements, in the reasonable judgment of the Landlord necessary or desirable to be made, until the repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord.

4.	ADDITIONAL SERVICES

	(a)	The Landlord may (but shall not be obliged)
on request of the
Tenant supply services or materials to the Leased Premises and the Property which are not provided for under this Lease and which are used by the Tenant
(the "Additional Services") including, without limitation,

(i)	replacement of tubes and ballasts;
(ii)	carpet shampooing;
(iii)	drapery cleaning;
(iv)	locksmithing;
(v)	removal of bulk garbage;
(vi)	picture hanging;
(vii)	special security arrangement;  and
(viii)	janitorial service to Demised Premises.

	(b)	When Additional Services are supplied or furnished
by the Landlord, accounts therefor shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord on demand.
In the event
the Landlord shall elect not to supply or furnish Additional
Services, only
persons with prior written approval by the Landlord
(which approval shall
not be unreasonably withheld) shall be permitted by the Landlord or the
Tenant to supply or furnish Additional Services to the Tenant and the supplying and furnishing shall be subject to the reasonable rules fixed by the Landlord with which the Tenant undertakes to cause compliance and to comply.

5.	OPERATING CHARGES PAYABLE

	(a)	The Tenant covenants to pay the  Landlord the
Tenant's
Proportionate Share of the amount of the Operating Costs in each Fiscal Period;

	(b)	In this Lease, "Operating Costs" shall include
all operating
(but not capital) reasonable costs incurred or which will be incurred by the
Landlord, determined in accordance with generally accepted accounting principles consistently applied, in the maintenance, operation, administration and management of the Property including without limitation:

(i)	cost of heating, ventilating and air-conditioning;

(ii)	cost of water and sewer charges;

(iii)	cost of electricity, fuel or other forms of energy
which are not separately
metered and recovered or paid by tenants;

(iv)	cost of insurance carried by the Landlord pursuant
to paragraph 9(a) of
this Lease except as otherwise provided therein;

(v)	cost of building office expenses, including telephone,
rent,  stationery
and supplies;

(vi)	cost of all elevator maintenance and operation;

(vii)	cost of operating staff, management staff and other
administrative
personnel, including salaries, wages, and fringe benefits;

(viii)	cost of providing security;


(ix)	cost of providing janitorial services, window cleaning,
and garbage
removal;

(x)	cost of supplies and materials;

(xi)	cost of decoration of common areas;

(xii)	cost of landscaping;

(xiii)	cost of maintenance and operation of the parking
area;

(xiv)	cost of consulting engineering fees;

(xv)	cost of replacements, additions and modifications
unless
otherwise included under Operating Costs under subparagraph
(xvi),
and cost of repair and;

(xvi)	cost of each "Major Expenditure" (as hereinafter
defined) as
amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditure, but not to exceed fifteen years, using equal monthly installments of principal and interest at ten percent
(10%) per annum compounded semi-annually, where "Major
Expenditure"
shall mean any single expenditure incurred during or subsequent to the
Fiscal Period in which the Lease commences, for replacement of machinery, equipment, building elements, systems or facilities used in connection with the Property (or for modifications or additions to the Property), if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by governmental regulation, which expenditure is more than ten percent (10%) of the total Operating Costs for the previous Fiscal Period.

	(c)	Notwithstanding anything to the contrary
contained
in this Lease, in this Lease there shall be excluded from
Operating Costs
the following:

(i)	interest on debt and capital retirement of debt;

(ii)	such of the Operating Costs as are recovered from
insurance
proceeds;

(iii)	costs as reasonably determined by the Landlord of
acquiring
tenants for the Property;

8.	costs associated with structural repairs or defects
in, or improper
constitution of, the Heating, Ventilating and Air
Conditioning Systems or the
drainage or sewage system.

	6.	In this Lease, "Tenant's Proportionate Share"
shall be
determined on the basis of the percentage obtained from the calculation of the ratio which the floor area of the Leased Premises bears to the total rentable floor area of the Building. The floor area of the Leased Premises shall be as set forth in Schedule "B" hereto. All areas shall be calculated by the Landlord's land surveyor whose measurements shall be binding pursuant to the Building Owners and Managers Association (B.O.M.A.)
of Vancouver, British Columbia, standard measurement procedures. The proportionate share shall be subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total rentable area of the Property provided that the total rentable area of the Property and the rentable area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

SCHEDULE "E"

RULES AND REGULATIONS


1.	The sidewalks, entry passages, elevators (if any),
common
stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises.
The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2.	The washroom plumbing fixtures and other water
apparatus shall
not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3.	The Tenant shall permit window cleaners to clean the
windows
of the Leased Premises during normal business hours, on notice from the
Landlord.

4.	No birds or animals shall be kept in or about the
Property nor
shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such
Leased Premises.

5.	No one shall use the Leased Premises for residential
purposes, or
for the storage of personal effects or articles other than those required for business purposes without prior written approval of the Landlord, such approval not be unreasonably withheld or delayed.

6.	All persons entering and leaving the Building
at any
time other than
during normal business hours shall register in the books which may be kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building or the Property unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by the Landlord. Any persons found in the
Building at such times without such keys and passes may be subject to the surveillance of the employees and agents of the Landlord.

7.	No dangerous or explosive materials shall be kept or
permitted to be
kept in the Leased Premises.

8.	The Tenant shall not install or permit the installation
or use of any
machine dispensing goods for sale in the Leased Premises without the prior written approval of the

Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators for the purpose of delivering food or beverages to the Leased Premises.

9.	The Tenant shall not bring in or take out, position,
construct, install
or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed. In giving such consent, the Landlord shall have the right acting reasonably in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the
Landlord, acting reasonably, and the persons employed to move the same in and out of the Building must be reasonably acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours reasonably approved by the Landlord.

10.	The Tenant shall give the Landlord prompt notice of
any accident to or
any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

11.	Except as set forth in any specific parking agreement
between the
Landlord and Tenant, the parking of automobiles shall be subject to the reasonable charges or rates comparable with others and the reasonable regulations of the
Landlord. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of gross negligence or willful acts or omissions.

12.	The Tenant shall not mark, drill into or in any way
deface the walls,
ceilings, partitions, floors or other parts of the Leased
Premises and the Building.

13.	Except with the prior written consent of the Landlord,
such consent
not to be unreasonably withheld, no tenant shall use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises.

14.	If the Tenant desires any electrical or communications
wiring, the
Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

15.	The Tenant shall not place or cause to be placed any
additional
locks upon any doors of the Leased Premises without the approval of the
Landlord, such consent not to .

be unreasonably withheld or delayed, and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the
Landlord at the cost of the Tenant

16.	The Tenant shall keep the sun drapes (if any) in a
closed position
at all times. The Tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

17.	The Tenant shall not conduct, and shall not permit,
any canvassing
in the Building.

18.	The Tenant shall take care of the rugs and drapes
(if any) in the
Leased Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes in a manner acceptable to the Landlord.

19.	Subject only to the provisions of paragraph 5 of
Schedule "F", the
Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased
Premises or elsewhere
if such sign, advertisement, notice or other display is visible from outside the
Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld except as provided herein. The
Tenant, upon request
of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

20.	The Landlord shall have the right to make such other
and further
reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the
Tenant, their employees and servants. The Landlord also has the right, acting reasonably, to suspend or cancel any or all of these rules and regulations herein set out.

SCHEDULE "F"

Leasehold Improvements


1.	Definition of Leasehold Improvements

	For purposes of this Lease, the term "Leasehold
Improvements"
includes, without limitation, all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, in the Leased Premises including all partitions, doors and hardware, however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

2.	Installation of Improvements and Fixtures

	The Landlord shall include in the Leased Premises the"Landlord's
Work" (as hereinafter defined). The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval. The Landlord's approval shall not, if given, under any circumstances be construed as consent to the Landlord having its estate charged with the cost of the work. The
Landlord shall not unreasonably withhold or delay its approval to any such request, but failure to comply with the Landlord's reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal.
In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, not to be unreasonably withheld or delayed, alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building.
The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof.
If the Tenant requires
from the Landlord drawings or specifications of the Building in connection with
Leasehold Improvements, the Tenant shall pay the reasonable cost thereof to the
Landlord on demand. Any reasonable costs and expenses incurred by the
Landlord in connection with the Tenant's Leasehold Improvements shall be paid by the Tenant to the Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld or delayed (except that the Landlord may require that the Landlord's contractors and sub-contractors be engaged for any mechanical or electrical work) and by workmen who have labour union affiliations that are compatible with those affiliations (if any) of workmen employed by the Landlord and its contractors and sub-contractors. All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment on demand of a reasonable fee of the Landlord for such supervision, and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.

3.	Liens and Encumbrances on Improvements and Fixtures

		In connection with making, erection,
installation or
alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant shall comply with all the provisions of the Builders' Lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and except as to any such holdback, shall promptly pay all accounts relating thereto.
Pursuant to the Builders' Lien Act, the Tenant is required to post a sign to contractors, sub-contractors, material men and workers stating that the
Landlord will not be responsible for the Leasehold Improvements, such sign to be posted in at least two (2) conspicuous places on the Leased Premises.
The Tenant will not create any mortgage conditional sale agreement or other encumbrance in respect of its Leasehold
Improvements nor without
the written consent of the Landlord which may be arbitrarily withheld with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any mechanics or other tradesman's work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise pursuant to which any such mortgage conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord or notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law and failing which the
Landlord may avail itself of any of its remedies hereunder for default of the
Tenant and may make any payments or take any steps or proceedings required to procure the discharge of such debts or encumbrances and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord's right to reimbursement shall not be affected or imparted if the Tenant shall then, consequently establish or claim that any lien or encumbrances discharges not within reason or the right or subject to any attachment, service or defense. The
Tenant agrees to indemnify
the Landlord from all claims, costs and expenses, which may be incurred by the
Landlord if
any proceedings brought by any person against the Landlord alone or with another or others for or in respect of work, labour, services or materials supplied to or for the Tenant.

4.	Removal of Improvements and Fixtures

		All  Leasehold   Improvements  in or upon the
Leased
Premises shall immediately upon their placement be and become the
Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no
Leasehold Improvements, furniture or equipment shall be removed by the
Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that:

(a)	the Tenant may, at the times appointed by the
Landlord and subject
to availability of elevators (if installed in the Building), remove its tenant or trade fixtures, furniture and equipment at the end of the Term and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefore new furniture and equipment.

(b)	The Tenant shall, in the case of every removal; make
good at the
expense of the Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term, or sooner termination of this Lease, of such trade fixtures or Leasehold Improvements required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease to declare to the
Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of disposition as security for the Debts, Liabilities and Obligations and the
Tenant shall be liable to the Landlord for any expenses incurred by the Landlord.

5.	For the purpose of this Lease,

	(a)	The term "Tenant's Work" shall mean all work
required
to be done to complete the Leased Premises for occupancy by the Tenant excluding the "Landlord's Work" (as hereinafter defined).

	(b)	No signs shall be erected on the Building or
on the
exterior of the Leased Premises without the prior written approval of the
Landlord; such approval not to be unreasonably withheld.
The Landlord
shall provide a lobby directory and shall display the name of the Tenant thereon.

	In respect of any pre-approved signage, the Tenant
shall be
responsible for:
(i)	all maintenance, repairs and replacements in order
to keep the
same in first class condition and appearance;

(ii)	all damage caused by the same, in respect of which
the
Tenant hereby agrees to indemnify and save the Landlord harmless;

(iii)	maintaining insurance in respect of the same as
required by
the Lease;

(iv)	all taxes of any kind arising in respect of same;
and

(v)	all other responsibilities of any kind whatsoever
relating to the
same including the repair of any and all damage to the Building or Premises upon removal of such structures.

		The Landlord shall have the right to require
the
Tenant to remove such signs, advertising   material, placards,
window
and door lettering, erected, installed, put up or displayed by the Tenant as shall not meet with the approval of the Landlord. All such signs shall further be subject to the Municipality of Saanich by-laws governing such matters as amended from time to time.


	(c)	The term "Landlord's Work" shall mean:

(d)	The term "Building Standard" shall mean the
specifications established by the Landlord for the building from time to time and as changed from time to time.

SCHEDULE "G"

OPTION TO RENEW


		The Landlord covenants with the Tenant that if the
Tenant duly and regularly pays the Rent and any and all amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed herein, the Landlord will at the expiration of the then expiring term on written notice by the Tenant to the Landlord given by the Tenant not less than six (6) months prior to the expiration of the then expiring term grant to the Tenant one (1) further term of five years, subject to the same covenants, provisions and agreements as herein contained except any improvement allowance and the option for renewal in this clause contained, which shall be negotiated at that time, and the rental amount which shall be the then market rate, but not less than the rent specified in Clause 3 (a) hereof. If no agreement can be reached on the rental amount, then the rent shall be determined by arbitration in accordance with the Arbitration Act of British Columbia.

		Upon renewal and prior to commencement of the renewal term, the Tenant covenants and agrees to execute the Landlord's standard renewal agreement.